UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

October 21, 2010

LEXMARK INTERNATIONAL, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	1-14050	06-1308215
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Lexmark Centre Drive
740 West New Circle Road
Lexington, Kentucky 40550
(Address of Principal Executive Offices) (Zip Code)

(859) 232-2000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Appointment of Certain Officers and Director

On October 21, 2010, the Board of Directors (the “Board”) of Lexmark International, Inc. (the “Company”) appointed Paul A. Rooke, age 52, as President and Chief Executive Officer of the Company, to succeed Paul J. Curlander and appointed Dr. Curlander, age 57, to serve in the newly created position of Executive Chairman, effective on October 26, 2010 (the “Effective Date”).

The Board also approved the recommendations of the Corporate Governance and Public Policy Committee of the Board that on the Effective Date the size of the Board be increased from eleven to twelve directors; that Mr. Rooke be elected to the Board as a Class II Director with a term expiring at the 2011 Annual Meeting of Stockholders; and, that Mr. Rooke be appointed to serve on the Executive Committee of the Board.  Mr. Rooke will not receive any compensation for his service as a director.  There are no arrangements or understandings between Mr. Rooke and any other person pursuant to which he was selected as a director.

Dr. Curlander will continue to serve as Chairman of the Board.  Dr. Curlander plans on retiring from the Board and as Executive Chairman of the Company, effective April 30, 2011.  As the Executive Chairman, Dr. Curlander will remain an “officer” for purposes of Rule 16a-1(f) of the Securities Exchange Act of 1934, as amended, and therefore subject to the filing requirements of Section 16(a) of the Exchange Act.

These management changes are the result of a planned management succession process.

Mr. Rooke has been with the Company since its formation and has served as the executive vice president and president of the Company’s Imaging Solutions Division since July 2007.  From 2002 to July 2007, Mr. Rooke served as executive vice president and president of the Company’s Printing Solutions and Services Division.

Dr. Curlander has been with the Company since its formation and for over the last twelve years he served as the Company’s Chief Executive Officer.

There are no transactions involving the Company and Mr. Rooke and Dr. Curlander that the Company would be required to be report pursuant to Item 404(a) of Regulation S-K.  There are no family relationships between Mr. Rooke and Dr. Curlander with any other executive officers of the Company or members of the Board.

Compensatory Arrangements of Certain Officers

In connection with the appointment of Mr. Rooke to his position as President and Chief Executive Officer, the Board approved the recommendation of the Compensation and Pension Committee of the Board to increase Mr. Rooke’s annual base salary from $570,000 to $800,000, as of the Effective Date.  Subject to the maximum award amount of six-tenths of one percent of operating income as set forth in the Company’s Senior Executive Incentive Compensation Plan as approved by the Stockholders of the Company, Mr. Rooke’s maximum annual incentive compensation opportunity (expressed as a percentage of his annual base salary) was increased from 175% to 200% as of the Effective Date.  His minimum annual incentive compensation opportunity of 30% of his annual base salary and his target annual incentive compensation of 100% of his annual base salary were not changed.

The Board has also granted Mr. Rooke a long-term incentive award comprised of 22,000 restricted stock units and 60,000 stock options, as of the Effective Date and pursuant to the Company’s Amended and Restated Stock Incentive Plan as approved by the Stockholders of the Company.  The restricted stock units will vest and settle in three approximately equal installments (34%, 33% and 33%, respectively) on the second through fourth anniversaries of the Effective Date.  The stock options, with an exercise price of $37.71, the closing price of the stock on October 26, 2010, shall become vested and exercisable in four equal installments (25% per year) on each of the 1st through 4th anniversaries of the Effective Date.  The stock options shall expire on October 26, 2020, if not sooner forfeited or exercised.  The restricted stock unit and stock option awards are subject to Mr. Rooke’s continued employment with the Company from the Effective Date until the relevant vesting date.

Other than as indicated herein, the compensation arrangements for Mr. Rooke and Dr. Curlander remain the same.

On the Effective Date, the Company entered into a new form of Employment Agreement and a new form of Change in Control Agreement (“CIC Agreement”) with each of Dr. Curlander and Mr. Rooke.

The new form of Employment Agreement was prepared to replace their employment agreements which were scheduled to expire on October 31, 2010. The Employment Agreement provides for a term commencing on the Effective Date and ending on October 31, 2012 for Mr. Rooke and April 30, 2011 for Dr. Curlander.  In each case, the executive officer’s employment shall continue thereafter at will. The Employment Agreement provides for certain additional payments beyond the term of employment if the executive officer’s employment is terminated by the Company without “cause,” by the executive officer for “good reason,” or as a result of the executive officer’s death or disability. These potential payments are substantially the same as provided in the predecessor agreements they replace. The new form of Employment Agreement otherwise includes covenants and conditions typically included in such agreements.

In the interest of complying with best pay practices, the Company and each of Dr. Curlander and Mr. Rooke agreed to a new form of CIC Agreement that eliminates the excise tax “gross up” provisions set forth in their predecessor agreements.  Under the predecessor agreements, if any excise tax was imposed because payments under the agreement resulted in excess parachute payments, the executive officer would receive a gross-up payment that would result in the payment of any such taxes and any additional excise taxes imposed on the gross-up payment.  For Mr. Rooke, the new form of CIC Agreement provides for a term commencing on the Effective Date and ending on October 26, 2012, provided however, that commencing on October 26, 2011 and on each anniversary thereof, unless previously terminated, the CIC

Agreement shall be automatically extended so as to terminate two years from such renewal date.  For Dr. Curlander, the new form of CIC Agreement provides for a term commencing on the Effective Date and ending on April 30, 2011, provided, however, that commencing on March 31, 2011, and on each anniversary thereof, unless previously terminated, the CIC Agreement shall be automatically extended so as to terminate two years from such renewal date. The CIC Agreement also provides that if the executive voluntarily terminates employment the CIC Agreement will terminate without any further obligations to executive other than for certain accrued obligations. The CIC Agreement generally provides for certain payments to each executive officer if, within 12 months prior to a “Change in Control” (as defined in the CIC Agreement), the executive officer’s employment is terminated by the Company in connection with or in anticipation of the Change in Control, or within 24 months after a Change in Control, the executive officer’s employment is terminated by the Company or by the executive officer under certain circumstances. In the event of a termination of employment by the Company without “cause” or by the executive officer for “good reason,” the executive officer would receive his base salary and pro rata annual bonus through the date of termination. In addition, the executive officer would receive three times the sum of his annual base salary and annual incentive compensation. The CIC Agreement also provides for the continuation of welfare benefits for a period of three years. Under the new form of CIC Agreement, if any payments under the agreement trigger the excise tax, then the executive officer’s payments shall be reduced to a level that does not trigger the excise tax if the net after-tax benefit of such reduction exceeds the net after-tax benefit if such reduction is not made.  The new form of CIC Agreement otherwise includes covenants and conditions typically included in such agreements.

The foregoing descriptions of the Employment Agreement and CIC Agreement do not purport to be complete and are qualified in their entirety by reference to the form of Employment Agreement for Executive Officers and form of CIC Agreement for the Chief Executive Officer and Executive Vice Presidents, copies of which are attached hereto as Exhibits 10.1 and 10.2, and incorporated herein by reference.

Item 8.01. Other Events.

A copy of the press release issued by the Company on October 26, 2010 announcing the officer appointments and the election of Mr. Rooke as a director is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description of Exhibit
10.1	Form of Employment Agreement for Executive Officers.
10.2	Form of Change in Control Agreement for the Chief Executive Officer and Executive Vice Presidents.
99.1	Press Release issued by Lexmark International, Inc., dated October 26, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Lexmark International, Inc.
(Registrant)

October 27, 2010	By:	/s/ Robert J. Patton
Robert J. Patton
Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
10.1	Form of Employment Agreement for Executive Officers.
10.2	Form of Change in Control Agreement for the Chief Executive Officer and Executive Vice Presidents.
99.1	Press Release issued by Lexmark International, Inc., dated October 26, 2010.